UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2020
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated 2014 Restricted Share Plan
On March 6, 2020, the board of directors (the “Board”) of Carter Validus Mission Critical REIT II, Inc. (the “Company”) approved the Amended and Restated 2014 Restricted Share Plan (the “Restricted Share Plan”) pursuant to which the Company has the authority and power to grant awards of restricted shares of Class A common stock of the Company (“Class A Shares”) to its directors, officers and employees (if the Company ever has employees), employees of Carter Validus Advisors II, LLC (the “Advisor”) and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain of the Company’s consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to the Company. The Board has authorized a total of 5,000,000 Class A Shares for issuance under the Restricted Share Plan on a fully diluted basis at any time.
Restricted share awards granted under the Restricted Share Plan entitle the recipient to Class A Shares on the terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Class A Shares issued pursuant to the Restricted Share Plan may not, in general, be sold or otherwise transferred until restrictions are removed and the Class A Shares have vested. Holders of restricted Class A Shares may receive cash dividends prior to the time that the restrictions on the restricted Class A Shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted Class A Shares.
The foregoing description of the Restricted Share Plan is qualified in its entirety by the full text of the plan and the related Restricted Stock Award Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Independent Director Compensation
On March 6, 2020, the Board determined to revise the amounts of restricted Class A Shares the independent directors are entitled to receive each year as provided below.
Effective March 10, 2020, the Company will grant each independent director 2,415 restricted Class A Shares, with a per share price of $8.65, which is equal to the Company’s current estimated per share net asset value (“Estimated Per Share NAV”), and beginning July 1, 2020 and each July 1 thereafter, the Company will grant each independent director $60,000 in restricted Class A Shares at the applicable Estimated Per Share NAV as of the date of each grant. Restricted stock issued to the Company’s independent directors will vest over a three-year period following the first anniversary of the date of grant in increments of 33.34% per annum.
On March 6, 2020, the Board also approved the following annual compensation amounts for its independent directors, effective as of November 7, 2019: (i) a cash retainer of $90,000 per year (the chairperson of the audit committee will receive an additional $15,000 per year) plus (ii) $2,500 for each regularly scheduled quarterly meeting the director attends in person.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2014 Restricted Share Plan
10.2	Restricted Stock Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

March 10, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer